EXHIBIT 99.1


SAFEGUARD                                     95 Enterprise, Suite 100
DENTAL & VISION                               Aliso Viejo, California 92656-2605
                                              949.425.4300



CONTACT:     DENNIS  L.  GATES
             SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
             (949) 425-4531


SAFEGUARD ANNOUNCES THIRD QUARTER RESULTS


ALISO VIEJO, CALIFORNIA (NOVEMBER 6, 2003) - SafeGuard Health Enterprises, Inc. (OTC Bulletin Board: SFGD) today announced results for the third quarter and nine months ended September 30, 2003.

In commenting on the third quarter results, James E. Buncher, SafeGuard's president and chief executive officer, said, "Our performance continues to improve, supported by an energized organization, effective integration of accretive acquisitions and continued fiscal discipline. Our Texas market is growing through its successful sales efforts, and, with the completion of the Health Net transaction, we have attained the necessary critical mass to better serve our California customers. We are executing our business plan and are excited about the challenges and potential the Health Net transaction holds."

Revenue for the three months ended September 30, 2003, was $23.0 million, compared with $20.7 million for the same period in 2002, an increase of 11.1%. The Company reported net income of $564,000, or $0.02 per share, for the quarter ended September 30, 2003, compared with net income of $104,000, or less than $0.01 per share, for the same period last year.

Revenue for the nine months ended September 30, 2003, was $68.1 million, compared with $61.6 million for the same period in 2002, an increase of 10.6%. Net income for the nine months ended September 30, 2003, was $1.6 million, or $0.04 per share, compared with net income of $312,000, or $0.01 per share, for the same period last year.

During the third quarter of 2003, the Company signed a contract with CaliforniaKids Healthcare Foundation to provide comprehensive primary healthcare services to children ages 2 through 18. Under the terms of the contract, which became effective November 1, 2003, SafeGuard provides dental services to 22,000 children located throughout California.


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The  Company  recently announced completion of its previously announced purchase of the dental and vision benefits subsidiaries of Health Net, Inc. (NYSE:HNT). As a result of these transactions, SafeGuard has become one of the largest managed dental and vision benefits providers in California. SafeGuard now has more than 900,000 dental and vision members in California and more than 1.4 million members nationwide, with annual revenues exceeding $150 million. The Health Net Dental and Vision brand name will be retained by Health Net, Inc., which will continue to market dental products through its Health Net medical sales representatives. These private label dental products will be underwritten and administered by SafeGuard.

In closing, Mr. Buncher added, "The economy appears to be stabilizing, and we are well positioned to benefit from future growth in our client's workforces. Our company is growing - both in size and respect. We are becoming the 'first choice,' not the alternative. Our commitment to service, supported by our strong financial base, gives us confidence that we can continue to make progress through the remainder of the year and in 2004."

SafeGuard Health Enterprises, Inc. is committed to the dental and vision business, with nearly 30 years experience. The Company provides dental HMO, PPO, indemnity and ASO products as well as vision benefit plans to approximately
1.4  million  members  primarily  in  California,  Florida  and Texas.  For more information,  visit  SafeGuard's  web  site  at  www.safeguard.net.
                                                 -----------------

SafeGuard notes that statements contained in this news release that are not based on historical facts are forward-looking statements, and as such, are subject to uncertainties and risks that could cause actual results to differ materially from those projected or implied by such statements. These risks, contingencies and uncertainties, many of which are beyond SafeGuard's control, include those risk factors that are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003 and June 30, 2003, and the Company's Current Reports on Form 8-K, all on file with the U.S. Securities and Exchange Commission.

                  SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                      (UNAUDITED)

                                                THREE MONTHS ENDED  NINE MONTHS ENDED
                                                   SEPTEMBER 30,      SEPTEMBER 30,
                                                ------------------  ------------------
                                                  2003      2002      2003      2002
                                                --------  --------  --------  --------

Premium revenue, net                            $23,009   $20,682   $68,050   $61,544
Health care services expense                     16,118    14,546    47,158    43,772
Selling, general and administrative expense       6,243     6,040    19,162    17,656
                                                --------  --------  --------  --------
    Operating income                                648        96     1,730       116

Investment and other income                          73        92       231       311
Interest expense                                    (76)      (84)     (262)     (115)
                                                --------  --------  --------  --------
Income before income taxes                          645       104     1,699       312
Income tax expense                                   81         -       141         -
                                                --------  --------  --------  --------
    Net income                                  $   564   $   104   $ 1,558   $   312
                                                ========  ========  ========  ========

Net income per share:
    Basic                                       $  0.02   $  0.00   $  0.04   $  0.01
    Diluted                                        0.02      0.00      0.04      0.01

Weighted average shares outstanding:
    Basic                                        35,729    35,161    35,711    34,817
    Diluted                                      36,421    35,526    36,272    35,374

RECONCILIATION OF OPERATING INCOME TO EBITDA:
Operating income                                $   648   $    96   $ 1,730   $   116
Depreciation and amortization of property
  and equipment and intangible assets               464       298     1,343       908
                                                --------  --------  --------  --------
Earnings before interest, taxes, depreciation
  and amortization (EBITDA)                     $ 1,112   $   394   $ 3,073   $ 1,024
                                                ========  ========  ========  ========


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
              SAFEGUARD HEALTH ENTERPRISES, INC. AND SUBSIDIARIES
                           SELECTED BALANCE SHEET DATA
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                  SEPT. 30,   DEC. 31,
                                                    2003       2002
                                                 ----------  ---------

Cash and short-term investments                  $   14,063  $  12,704
Total current assets                                 16,296     16,111
Restricted investments in marketable securities       3,091      3,254
Total assets                                         34,666     34,114
Total current liabilities                            13,309     14,093
Long-term debt and other long-term liabilities        3,722      4,010
Stockholders' equity                                 17,635     16,011


                                      -END-


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